Contact Information:                                              Stacey Yonkus
                                                              Asbury Automotive
                                                                   203-356-4424
                                                        investor@asburyauto.com



                ASBURY AUTOMOTIVE GROUP SCHEDULES CONFERENCE CALL
                AND COMMENTS ON PRELIMINARY FIRST QUARTER RESULTS


STAMFORD, Conn. - April 17, 2003 - Asbury Automotive Group, Inc. (NYSE: ABG), one of the largest automotive retail and service companies in the U.S., today announced that it will release its first quarter financial results before the market opens on April 30, 2003. Senior management will host a conference call later that morning, at 10:00 a.m. Eastern Time.

"Based on preliminary results, Asbury's earnings per share for the first quarter were in line with the analysts' consensus estimate - in a range between $0.20 and $0.23," said Kenneth B. Gilman, President and CEO. "I would also note that, as expected, we met the fixed charge coverage requirement under our credit facility as of March 31, 2003."

The conference call on April 30 will be hosted by Mr. Gilman and Thomas F. Gilman, Senior Vice President and CFO. The call will be simulcast live on the Internet and can be accessed by logging onto http://www.ccbn.com or http://www.asburyauto.com. A replay will be available at these sites for 14 days.

In addition, a live audio of the call will be accessible to the public by calling (800) 818-5264; International callers, please dial (913) 981-4910. Callers should dial in approximately 5-10 minutes before the call begins.

A conference call replay will be available one hour following the call for 14 days and can be accessed by calling (888) 203-1112 (domestic), or (719) 457-0820 (international); access code 784797.

About Asbury Automotive Group

Asbury Automotive Group, Inc., headquartered in Stamford, Connecticut, is one of the largest automobile retailers in the U.S., with 2002 revenues of $4.5 billion. Built through a combination of organic growth and a series of strategic acquisitions over the past six years, Asbury now operates through nine geographically concentrated, individually branded "platforms." These platforms operate 93 retail auto stores, encompassing 131 franchises for the sale and servicing of 36 different brands of American, European and Asian automobiles. Asbury believes that its product mix includes one of the highest proportions of luxury and mid-line import brands among leading public U.S. automotive retailers. The Company offers customers an extensive range of automotive products and services, including new and used vehicle sales and related financing and insurance, vehicle maintenance and repair services, replacement parts and service contracts.

Forward-Looking Statements

This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements include statements relating to goals, plans, projections and guidance regarding the Company's financial position, results of operations, market position, product development, pending and potential future acquisitions and business strategy. These statements are based on management's current expectations and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, market factors, the Company's relationships with vehicle manufacturers and other suppliers, risks associated with the Company's substantial indebtedness (including its ability to meet the requirement of its fixed charge coverage ratio), risks related to pending and potential future acquisitions, general economic conditions both nationally and locally and governmental regulations and legislation. There can be no guarantees that the Company's plans for future operations will be successfully implemented or that they will prove to be commercially successful. These and other risk factors are discussed in the Company's registration statement on Form S-1 and in its other filings with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.